Exhibit 99.1

AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER OF 2009

Revenues up 128%, product revenues increased by 441% against first quarter 2008
Third sequential quarter of Adjusted EBITDA profitability

SAN MATEO, CA – April 16, 2009 – Avistar Communications Corporation (Nasdaq: AVSR), a leader in unified visual communications solutions, today announced its financial results for the three months ended March 31, 2009.

Financial highlights for the quarter included:

•	Total revenue, prepared in accordance with GAAP, was $2.6 million, as compared to $1.2 million for the quarter ended March 31, 2008, an increase of 128%.
•
Operating expense (research and development, sales and marketing, and general and administrative) was $2.9 million for the first quarter of 2009, as compared to $5.1 million for the first quarter of 2008. This represents the sixth quarter of sequential improvement, a 44% improvement against the first quarter of 2008 and the final step in the stabilization of Avistar’s costs structure as planned.

•	Net loss was $415,000 or $0.01 per basic and diluted share, as compared to a net loss of $3.8 million, or $0.11 per basic and diluted share in the first quarter of 2008, an 89% improvement.
•
Cash and cash equivalent balance at March 31, 2009 was $475,000. Cash used in operations during the first quarter of 2009 was $1.2 million, compared to $4.8 million for the first quarter 2008, which was a $3.7 million improvement. Our cash balance at March 31, 2009 reflects a $3.4 million net repayment of debt in Avistar’s revolving line of credit facility, thus reducing the $7.0 million balance at December 31, 2008 by 49% to $3.6 million on March 31, 2009, leaving an available line of credit balance of $6.4 million.

•
Adjusted EBITDA profit for the first quarter of 2009 was $194,000 compared to a loss of $3.5 million in the first quarter of 2008. This shows an improvement of $3.6 million and is the third quarter in a row of Adjusted EBITDA profit for the Company, and is consistent with prior guidance for Adjusted EBITDA profitability for full year 2009.

“Our business results for the first quarter of 2009 demonstrate that Avistar’s performance is becoming more predictable and stronger. We continue to execute against our plans and meet or exceed the guidance we have provided investors,” stated Simon Moss, Chief Executive Officer of Avistar. “With net income being our primary metric, we ended the first quarter with an 89% improvement over the same quarter in 2008. Moreover, the breakdown of the revenue statement is also much improved – with product revenues increasing by 441% compared to the same quarter in 2008.”

Other significant recent developments included:

•
Nasdaq’s granting an extension of time for Avistar to regain listing compliance. We believe this is a good sign of both the progress we have made and the stability in our stock performance, especially when many other small technology firms have experienced significant declines. We continue to make significant progress in the monetization of our patent portfolio and expect this strategy will significantly contribute to long-term shareholder value.

•
Avistar introduced a market-changing product: Avistar C3 Conference™ is the industry’s first software-only MCU that provides enterprise quality multi-party conferencing, at a fraction of traditional MCU pricing. Avistar C3 Conference runs on standards-based servers and requires no proprietary appliances.

•
Our channel and partner programs continue to expand, with multiple new global and domestic distributors and independent reseller firms signed during the first quarter, including Jenne Distributors, Datamart, AVI-SPL and Communications III and its new hosted Avistar solution.

•	Elias (Eli) MurrayMetzger was appointed Avistar’s Chief Financial Officer by the Company’s Board of Directors.

Moss continued, “Avistar’s improved performance based upon all of these metrics would be impressive during any economy. During the current challenging market conditions, this performance is truly exemplary. I look forward to seeing the team continue to mature and the company continuing to build upon the success that a great deal of hard work and focus has created.”

Financial Guidance

The company today reaffirms the financial guidance announced on January 14, 2009 for fiscal 2009, including its expectations for increasing revenue by more than 75% as compared to the full year 2008; a decline of 15% in costs and expenses, excluding income from settlement and licensing activities and stock compensation expense; a margin improvement of approximately 25 points; producing annual Adjusted EBITDA of $5 to $6 million in 2009 and annual net income of approximately $2 to $3 million in 2009 and generating cash from operations of approximately $2 million by year-end. The Company also expects to continue to reduce debt during the remainder of 2009, in addition to the $3.4 million in debt repaid in the first quarter of 2009.

Earnings Call

Avistar will be conducting a conference call at 11am ET this morning, and encourages investors to participate and find out more about the company’s performance and prospects. To participate in the conference call, please dial toll-free (877) 440-5784 at least ten minutes before the start of the call.  International participants may dial +1-719-325-4914. Investors may also access a live audio webcast of this conference call through the Investor Relations section of the company’s website at http://www.avistar.com/company/investor_relations.  An archived webcast will also be available at www.avistar.com for 90 days.

About Avistar Communications Corporation

Avistar (Nasdaq: AVSR) is an innovation leader in the unified visual communications industry, providing proven business-class desktop videoconferencing technology. Avistar's installations include more than 100,000 committed desktop seats worldwide, bringing together business users anytime and anyplace. Companies such as IBM, Sony, LifeSize and Polycom use Avistar technology to power their unified communications solutions. Avistar also works with leading channel partners and resellers including Jenne Distributors, CityIS, Datamart and AVI-SPL in more than 40 countries.

For more information including Avistar’s blog, visit us at www.avistar.com.

Cautionary Note Regarding Forward-Looking Statements

The statements made in this press release that are not historical facts are "forward-looking statements." These forward-looking statements, include, but are not necessarily limited to, statements regarding the company’s business and financial prospects for 2009, projections for revenue, net income, cash from operations, gross margins, adjusted EBITDA, revenue from IP and licensing activities, cash flows and expenses, demand for Avistar’s products, current visibility on revenue targets and progress in the monetization of Avistar’s patent portfolio. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The company cautions readers of this release that a number of important factors could cause actual future events and results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation Avistar’s lengthy sales cycle, volatility associated with Avistar’s sales and licensing activities, market acceptance of Avistar’s products, increased competition in the market for unified communications, technical challenges associated with product development and completion of our deliverables to customers, ongoing technological developments and changing industry standards, the ability of Avistar’s distributors to sell our products to end users, the capital markets for both debt and equity, and challenges associated with protecting and licensing Avistar’s intellectual property. These important factors and other factors that potentially could cause actual future results to differ materially from current expectations are described in our filings with the SEC, including the company's most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers of this release are referred to such filings. The forward-looking statements in this release are based upon information available to the company as of the date of the release, and the company assumes no obligations to update any such forward-looking statements.

Non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of adjusted EBITDA, excluding stock-based compensation expense, which is a non-GAAP financial measure provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. This Non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA is relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is a primary measure used by our management to evaluate the operating performance of our business. The components of adjusted EBITDA include the key revenue and expense items and income from settlement and patent licensing for which our operating managers are responsible and upon which we evaluate their performance. Furthermore, we intend to provide this non-GAAP financial measure as part of our future earnings releases and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting. A reconciliation of this non-GAAP measure to GAAP is provided in the accompanying tables.

###

Contact:

Elias MurrayMetzger
Chief Financial Officer
Avistar Communications Corporation
+1 650-525-3300
emurraymetzger@avistar.com

Conway Communications
Investor Relations
+1 617-244-9682
mtconway@att.net

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended March 31, 2009 and 2008
(in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
	(unaudited)

Revenue:
Product	$1,347	$249
Licensing	120	154
Services, maintenance and support	1,163	748
Total revenue	2,630	1,151
Costs and expenses:
Cost of product revenue*	375	359
Cost of services, maintenance and support revenue*	802	519
Income from settlement and patent licensing	(1,057)	(1,057)
Research and development*	911	1,851
Sales and marketing*	723	1,329
General and administrative*	1,223	1,878
Total costs and expenses	2,977	4,879
Loss from operations	(347)	(3,728)
Other (expense) income:
Interest income	6	46
Other expense, net	(74)	(85)
Total other (expense) income, net	(68)	(39)
Net loss	$(415)	$(3,767)

Net loss per share - basic and diluted	$(0.01)	$(0.11)
Weighted average shares used in calculating
basic and diluted net loss per share	34,698	34,532

*Including stock based compensation of:
Cost of products, services, maintenance and support revenue	$60	$7
Research and development	167	63
Sales and marketing	56	(36)
General and administrative	199	113
	$482	$147

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
as of March 31, 2009 and December 31, 2008
(in thousands, except share and per share data)

	March 31,	December 31,
	2009	2008
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$475	$4,898
Accounts receivable, net of allowance for doubtful accounts of $20 at March 31, 2009
and December 31, 2008, respectively	1,307	2,701
Inventories	263	307
Deferred settlement and patent licensing costs	782	1,100
Prepaid expenses and other current assets	258	320
Total current assets	3,085	9,326
Property and equipment, net	271	310
Other assets	157	157
Total assets	$3,513	$9,793

Liabilities and Stockholders' Equity (Deficit):
Current liabilities:
Line of credit	$3,600	$7,000
Convertible debt	7,000	-
Accounts payable	693	579
Deferred income from settlement and patent licensing	3,376	4,751
Deferred services revenue and customer deposits	1,906	3,687
Accrued liabilities and other	1,313	1,382
Total current liabilities	17,888	17,399
Long-term liabilities:
Long-term convertible debt	-	7,000
Long-term deferred income from settlement and patent licensing and other	27	23
Total liabilities	17,915	24,422
Stockholders' equity (deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized at March 31, 2009 and December 31, 2008; 35,939,736 and 35,750,680 shares issued including
treasury shares at March 31, 2009 and December 31, 2008,respectively	36	36
Less: treasury common stock, 1,182,875 shares at March 31, 2009 and
December 31, 2008, respectively, at cost	(53)	(53)
Additional paid-in-capital	98,148	97,506
Accumulated deficit	(112,533)	(112,118)
Total stockholders' equity (deficit)	(14,402)	(14,629)
Total liabilities and stockholders' equity (deficit)	$3,513	$9,793

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

THREE MONTHS ENDED MARCH 31, 2009 and 2008
FINANCIAL RESULTS: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
	2009		2008
		(unaudited)

Net loss	$(415)		$(3,767)
Interest income	(6)		(46)
Other expense, net	74		85
Depreciation	59		131
EBITDA	(288)		(3,597)
Stock-based compensation expense	482		147
Adjusted EBITDA	$194		$(3,450)

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the three months ended March 31, 2009 and 2008
(in thousands)

	Three Months Ended March 31,
	2009		2008
		(unaudited)

Cash Flows from Operating Activities:
Net loss	$(415)		$(3,767)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	59		131
Stock based compensation for options issued to consultants and employees	482		147
Provision for doubtful accounts	-		10
Changes in assets and liabilities:
Accounts receivable	1,394		(195)
Inventories	44		(64)
Prepaid expenses and other current assets	62		11
Deferred settlement and patent licensing costs	318		318
Other assets	-		(2)
Accounts payable	114		(325)
Deferred income from settlement and patent licensing and other	(1,371)		(1,376)
Deferred services revenue and customer deposits	(1,781)		(160)
Accrued liabilities and other	(69)		450
Net cash used in operating activities	(1,163)		(4,822)

Cash Flows from Investing Activities:
Maturities of short-term marketable securities	-		799
Purchase of property and equipment	(20)		(35)
Net cash (used in) provided by investing activities	(20)		764

Cash Flows from Financing Activities:
Line of credit payments	(3,900)		(1,100)
Proceeds from line of credit	500		7,000
Net proceeds from issuance of common stock	160		56
Net cash (used in) provided by financing activities	(3,240)		5,956
Net (decrease) increase in cash and cash equivalents	(4,423)		1,898
Cash and cash equivalents, beginning of period	4,898		4,077
Cash and cash equivalents, end of period	$475		$5,975